AMENDED APPENDIX B
                             TO CUSTODIAN AGREEMENT

                               Series of the Trust
                                (Revised 2/2/01)

                                 Chameleon Fund
                      Cloud, Neff Capital Appreciation Fund
                              Enhans RT Sector Fund
                               Enhans RT SPDR Fund
                        Ensemble Community Flagship Fund
                       Ensemble Community Technology Fund
                          Ensemble Partners Equity Fund
                        iExchange Diversified Growth Fund
                           iExchange New Economy Fund
                         iExchange Small Cap Growth Fund
                            Monteagle Large Cap Fund
                        Monteagle Opportunity Growth Fund
                              Monteagle Value Fund
                           Paragon Dynamic Hedge Fund
                        Paragon Uncorrelated Return Fund
                              Polynous Growth Fund
                              StoneRidge Bond Fund
                             StoneRidge Equity Fund
                        StoneRidge Small Cap Equity Fund